EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-229043 on Form S-3 of our reports dated February 20, 2019 relating to the consolidated financial statements and financial statement schedules of KKR Real Estate Finance Trust Inc. and subsidiaries appearing in this Annual Report on Form 10-K of KKR Real Estate Finance Trust Inc. for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP

New York, New York
February 20, 2019